UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

FedEx Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15829	62-1721435
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 818-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02.	Results of Operations and Financial Condition.
Item 2.06.	Material Impairments.

On May 29, 2009, FedEx Corporation management concluded that a noncash charge of approximately $900 million ($885 million, net of tax) for impairment of the value of goodwill would need to be recorded in the fourth quarter ended May 31, 2009 — $810 million related to reduction of the value of the goodwill recorded as a result of the February 2004 acquisition of Kinko’s, Inc. (now known as FedEx Office), and $90 million related to reduction of the value of the goodwill recorded as a result of the September 2006 acquisition of the U.S. and Canadian less-than-truckload freight operations of Watkins Motor Lines and certain affiliates (now known as FedEx National LTL).

The conclusion was made in connection with FedEx’s annual impairment testing of goodwill and other intangible assets conducted in the fourth quarter in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” and in connection with the preparation of the financial statements to be included in FedEx’s annual report on Form 10-K for the fiscal year ended May 31, 2009. The key factor contributing to the goodwill impairment was a decline in FedEx Office’s and FedEx National LTL’s recent and forecasted financial performance as a result of weak economic conditions. FedEx does not expect to be required to make any current or future cash expenditures as a result of these impairments.

Total charges for the fourth quarter ended May 31, 2009 are expected to approximate $1.2 billion. This includes the goodwill impairments discussed above, previously disclosed aircraft-related asset impairments, an immaterial amount of additional aircraft-related charges and other charges primarily associated with employee severance and facility reduction costs. Substantially all of these charges (approximately $1.1 billion) are noncash.

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties you can find in our press releases and other SEC filings, including the risk factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 3, 2009

By: /s/ John L. Merino
John L. Merino
Corporate Vice President and
Principal Accounting Officer

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